Redemption of
    Corporate Backed Trust Certificates, Series 2001-14 Trust Certificates
                     (NYSE Listing: CGK, CUSIP: 21988G791)
                                      and
 Corporate Backed Trust Certificates, Georgia-Pacific Debenture-Backed Series
   2001-29 Trust Class A-1 Certificates (NYSE Listing CYK, CUSIP: 21988G635)

NEWS RELEASE - IMMEDIATE - April 28, 2005:

      On April 30, 2005, the Corporate Backed Trust Certificates, Series 2001-14 Trust Certificates (the "2001-14 Certificates") issued by Corporate Backed Trust Certificates, Series 2001-14 Trust (the "2001-14 Trust") will be redeemed. This redemption is a result of a call on the sole remaining asset of the 2001-14 Trust, $35,400,000 Georgia-Pacific Corporation 8.625% Debentures due 2025 (the "2001-14 Georgia-Pacific Debentures"). As a result of this redemption, certificateholders will be entitled to receive $23.41085212 per 2001-14 Certificate, representing both principal and accrued interest on the 2001-14 Certificates and a premium paid in connection with the call of the 2001-14 Georgia-Pacific Debentures.

      On April 30, 2005, the Corporate Backed Trust Certificates, Georgia-Pacific Debenture-Backed Series 2001-29 Trust Class A-1 Certificates (the "2001-29 Certificates") issued by Corporate Backed Trust Certificates, Georgia-Pacific Debenture-Backed Series 2001-29 Trust (the "2001-29 Trust") will be redeemed. This redemption is a result of a call on the sole asset of the 2001-29 Trust, $33,900,000 Georgia-Pacific Corporation 8.625% Debentures due 2025 (the "2001-29 Georgia-Pacific Debentures"). As a result of this redemption, certificateholders will be entitled to receive $27.11375000 per 2001-29 Certificate, representing both principal and accrued interest on the 2001-29 Certificates and a premium paid in connection with the call of the 2001-29 Georgia-Pacific Debentures.

      This press release is being issued by U.S. Bank Trust National Association as trustee on behalf of both the 2001-14 Trust and the 2001-29 Trust. For more information about these redemptions, please contact David Kolibachuk of U.S. Bank Trust National Association at 212-361-2459.